Exhibit 10.33

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of November 30, 2011 by and between Zabeel Investments Inc., a Delaware corporation ( “U.S. Seller”), Zabeel Investments (L.L.C.), a Dubai limited liability company (“Non-U.S. Seller” and, together with U.S. Seller, “Sellers”), TLG Acquisition LLC, a Delaware limited liability company (“Purchaser”), and Morgans Group LLC, a Delaware limited liability company (“MGLLC”). Purchaser, MGLLC, and Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on the date hereof, U.S. Seller is owner of (i) 50% of the equity interest (the “DDD Equity Interest”) in DDD Holdings, LLC, a Delaware limited liability company (“DDD”), and (ii) 50% of the equity interest (the “HHH Equity Interest” and, together with the DDD Equity Interest, the “Equity Interests”) in HHH Holdings, LLC, a Delaware limited liability company (“HHH”) and, together with DDD, the “Acquired Companies”).

WHEREAS, on the date hereof, U.S. Seller is owner of 50% of the equity interest (the “Harmon Equity Interest”) in The Harmon Hotel, LLC, a Nevada limited liability company (“Harmon”).

WHEREAS, on the date hereof, Non-U.S. Seller is owner of (i) 100 Class A shares (the “Hospitality Shares”) of Hospitality IP, Ltd., an exempted company incorporated in the Cayman Islands (“Hospitality”), and (ii) 100 Class A shares (the “Hotel Shares” and, together with the Hospitality Shares, the “Shares” and, together with the Equity Interests and the Harmon Equity Interest, the “Acquired Securities”) of Hotel IP, Ltd., an exempted company incorporated in the Cayman Islands (“Hotel” and, together with Hospitality, the “Non-U.S. Companies” and, together with the Acquired Companies and Harmon, the “Companies”).

WHEREAS, Sellers wish to transfer and sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Acquired Securities (the “Transaction”), and Sellers and Purchaser desire to make certain other covenants and agreements to each other, all on such terms and conditions as more fully set forth herein.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF EQUITY INTERESTS

Section 1.1 Purchase and Sale of Equity Interests. Subject to the terms and conditions contained in this Agreement, and on the basis of the representations, warranties and covenants set forth herein, on the Closing Date, Sellers shall sell, assign, transfer and convey to Purchaser (or its designee), and Purchaser shall, and MGLLC shall cause Purchaser to, acquire and purchase from Sellers, the Acquired Securities, free and clear of all Liens, for an aggregate purchase price of Twenty Million Dollars (US$20,000,000) in cash (the “Purchase Price”), which shall be allocable to the DDD Equity Interests and to the HHH Equity Interests.

Section 1.2 Additional Consideration

(a) If a Trigger Event occurs during the Restricted Period, Purchaser shall pay the Additional Consideration to U.S. Seller on the fifth (5th) business day after the proceeds of the Trigger Event have been actually received by a member of the Purchaser’s Group. If all or part of the consideration paid on any Disposal or Sale is deferred, the Additional Consideration will be deferred in the same proportion and paid within five (5) business days of the receipt of such deferred consideration.

(b) As used in this Section 1.2, the following terms are defined as follows:

(i) “Additional Consideration” means such additional consideration as may be determined and payable under this Section 1.2 and Schedule A hereto.

(ii) “Disposal” means the disposal of all or a substantial part of the business, assets, property, undertaking of the Acquired Companies (whether in one transaction or a series of transactions).

(iii) “Purchaser’s Group” means Morgans Hotel Group Co. and each of its direct and indirect subsidiaries, including MGLLC and the Purchaser.

(iv) “Restricted Period” means a period of twelve (12) months starting on the Closing Date.

(v) “Sale” means the sale, transfer or other disposal of an interest in any of the Equity Interests (within the meaning of Sections 820-825 of the United Kingdom Companies Act 2006) (whether in one transaction or a series of transactions) to any Person.

(vi) “Trigger Event” means a Sale or a Disposal.

Section 1.3 Tax Treatment. The purchase and sale of the Acquired Securities pursuant to this Agreement shall be treated as a taxable sale by the relevant Seller of the relevant Acquired Securities for U.S. federal income tax purposes.

ARTICLE II

CLOSING

Section 2.1 Closing. Subject to the terms and conditions hereof, the closing of the sale and purchase of the Acquired Securities hereunder and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 13th Street NW, Washington, District of Columbia, subject to, and concurrently with, the closing under the Master Purchase Agreement, dated as of the date hereof, by and among Sasson Masi F&B Holdings, LLC, a Delaware limited liability company, Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company, Andrew Sasson and Andy Masi (collectively, the “Sasson Masi Sellers”), Purchaser, and MGLLC (the “Sasson Masi Purchase Agreement”), or at such other time, place and date that Sellers and Purchaser may agree in writing. The date on which the Closing actually occurs is herein referred to as the “Closing Date”. Unless otherwise agreed by the Parties in writing, the Closing shall be effective for all purposes as of 4:01 a.m. (PST) on the Closing Date

Section 2.2 Deliverables of Sellers at Closing. At the Closing, Sellers shall deliver, or cause to be delivered, the following to Purchaser (or to one or more Persons designated by Purchaser in writing), or in the case of the Harmon Equity Interest and the Hospitality Shares and the Hotel Shares, to the designee of Purchaser specified below:

(a) all of U.S. Seller’s right, title and interest in and to the HHH Equity Interest and the DDD Equity Interest, free and clear of all Liens, pursuant to one or more assignment instruments reasonably acceptable to Purchaser and U.S. Seller, representing the transfer of such Equity Interests in form acceptable for transfer of such Equity Interests on the books of DDD and HHH;

(b) all of U.S. Seller’s right, title and interest in and to the Harmon Equity Interest to TLG-H Acquisition LLC, and all of the Non-U.S. Seller’s right title and interest in and to the Hospitality Shares and the Hotel Shares to TLG-H Acquisition LLC, in each case free and clear of all Liens, pursuant to one or more assignment instruments reasonably acceptable to Purchaser and Sellers, representing the transfer of the Harmon Equity Interest, the Hospitality Shares, and the Hotel Shares in form acceptable for transfer of the Harmon Equity Interest, the Hospitality Shares, and the Hotel Shares on the books of Harmon, Hospitality, or Hotel, as applicable;

(c) a secretary’s certificate of U.S. Seller and an officer’s certificate of Non-U.S. Seller certifying (i) resolutions duly adopted by the board of directors or other governing body of each of the Sellers authorizing the execution of this Agreement and the execution, performance and delivery of all other agreements, documents and transactions contemplated hereby, and (ii) the incumbency of the officers or other representatives of the individuals executing this Agreement and the other agreements, documents and certificates delivered by Sellers;

(d) the officer’s certificates required of Sellers by Section 5.2(a);

(e) the Termination and Release Agreement (the “Zabeel Termination Agreement”), substantially in the form attached hereto as Exhibit A, executed by Sellers;

(f) the Waiver of Rights of Purchase and Sale (the “Waiver”), substantially in the form attached hereto as Exhibit B, executed by Sellers;

(g) a certificate of non-foreign status in customary form duly executed by the U.S. Seller;

(h) either (i) a deed of release (the “Deed of Release”) providing for the unconditional and irrevocable discharge and release of the Share Pledge Agreement dated 8 May 2008 between U.S. Seller and The Royal Bank of Scotland plc (the “Bank”) in relation to the Equity Interests and the Harmon Equity Interests (the “Security”) duly executed by the Bank or (ii) a pay off letter in customary form reasonably satisfactory to Purchaser providing, among other things, that the Security will be released upon receipt of the Purchase Price, and the Closing will not be deemed to have concluded until the Security is released; and

(i) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as Purchaser or its counsel may reasonably request in connection with the Transaction.

Section 2.3 Deliverables of Purchaser at Closing. At the Closing, Purchaser shall deliver, or cause to be delivered, the following to U.S. Seller (or to one or more Persons designated by the U.S. Seller in writing):

(a) the Purchase Price in immediately available funds by wire transfer to one or more accounts specified by U.S. Seller pursuant to written instructions provided by U.S. Seller to Purchaser at least two (2) business days prior to the Closing Date;

(b) a secretary’s certificate of Morgans Hotel Group Co. certifying (i) resolutions duly adopted by the Board of Directors of Morgans Hotel Group Co., or a committee thereof, authorizing the execution of this Agreement by or on behalf of MGLLC, for itself and in its capacity as the sole member of Purchaser, and the execution, performance and delivery of all other agreements, documents and transactions contemplated hereby, and (ii) the incumbency of the officers or other representatives of the individuals executing this Agreement and the other agreements, documents and certificates delivered by Purchaser and MGLLC;

(c) the officer’s certificate required of Purchaser by Section 5.3(a);

(d) an executed copy of the Zabeel Termination Agreement, substantially in the form attached hereto as Exhibit A, duly executed by the Persons identified on the signature pages thereof as the Sasson/Masi Parties;

(e) an executed copy of the Waiver of Rights of Purchase and Sale (“Sasson Masi Waiver”), substantially in the form attached hereto as Exhibit C, executed by Sasson Masi F&B Holdings, LLC and Sasson Masi Nightlife Holdings, LLC;

(f) a copy of the final signed Sasson Masi Purchase Agreement, together with all other agreements made or entered into directly or indirectly in connection therewith, which agreements shall not contain economic terms that differ materially from the terms contained in the version of the Sasson Masi Purchase Agreement and related agreements provided by e-mail by counsel for the Purchaser to counsel for the Sellers on November 15, 2011 and from the description of such agreements contained in the draft report on Form 8-K with respect to such agreements provided by e-mail by counsel for the Purchaser to counsel for the Sellers on November 16, 2011, along with a certificate from authorized officers of Purchaser to the effect that (i) the condition set forth in this Section 2.3(f) has been satisfied, and (ii) such copies comprise all agreements made or entered into directly or indirectly in connection with the Sasson Masi Purchase Agreement, and that such copies are true, correct and complete and have not been amended in any respect; and

(g) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as Sellers or their counsel may reasonably request in connection with the Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, jointly and severally, hereby represents and warrants to Purchaser on the date of this Agreement and as of the Closing Date as follows:

Section 3.1 Organization; Power and Authorization. Each Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each Seller has the requisite power and authority (i) to enter into, deliver and carry out its obligations pursuant to this Agreement, and (ii) to sell, assign and deliver the respective Acquired Securities to Purchaser (or its designee). Each Seller’s execution, delivery and performance of this Agreement has been duly authorized by such Seller and no other corporate or other proceeding on the part of such Seller is necessary to authorize this Agreement or the Transaction.

Section 3.2 Binding Effect. This Agreement has been duly executed and delivered by each Seller. This Agreement constitutes the legal, valid and (assuming due authorization, execution and delivery by Purchaser) binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

Section 3.3 Noncontravention. Assuming the receipt and effectiveness of the consents and approvals set forth in Article V and Section 2.2(h), the execution, delivery, and performance by each Seller of this Agreement, the consummation of the Transaction, and the fulfillment of and compliance with the terms hereof by such Seller do not and shall not (with or without notice or lapse of time or both): (i) conflict with or result in a breach or violation of the terms, conditions or provisions of the organizational documents of either Seller, (ii) result in the imposition of any Lien upon the Acquired Securities; (iii) result in a breach or violation by such Seller of any of the terms, conditions or provisions of any material law or order applicable to such Seller or by which any of its assets or properties (including, without limitation, the Acquired Securities) is bound or subject; or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to or registration with any third person or with the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court (each, a “Governmental Authority”).

Section 3.4 Title to Equity Interests. U.S. Seller owns of record and has good and valid title to the Equity Interests and Harmon Equity Interest free and clear of any and all liens, charges and other encumbrances (“Liens”) and the Non-U.S. Seller owns of record and has good and valid title to the Shares, free and clear of any and all Liens (in each case other than those arising under the US$70,000,000 term loan facility agreement dated as of May 8, 2008 by and between, among others, U.S. Seller, as borrower, and the Bank, as original lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified), which shall be released at the Closing). Neither Seller has any right, title or interest in any equity securities or equity interests in the Companies other than the Acquired Securities. Upon U.S. Seller’s delivery of the Equity Interests and payment therefor pursuant hereto, and after giving effect to the Zabeel Termination Agreement and the Sasson Masi Waiver (assuming that each constitutes the legal, valid and binding obligation of each party thereto other than Sellers, enforceable against each such party in accordance with its respective terms), good and valid title to such Equity Interests, free and clear of all Liens, other than restrictions on transfer under applicable state and federal securities laws or arising under the Amended and Restated Limited Liability Company Agreements of each of HHH and DDD will pass to Purchaser. Upon U.S. Seller’s delivery of the Harmon Equity Interest and the Non-U.S. Seller’s delivery of the Shares, good and valid title to the Harmon Equity Interest and the Shares, free and clear of all Liens, other than restrictions on transfer under applicable state and federal securities laws or arising under the Amended and Restated Limited Liability Company Agreement of Harmon and the organizational documents and shareholder agreements of the Non-U.S. Companies will pass to the respective designees of Purchaser set forth in Section 2.2(b).

Section 3.5 Governmental Authorization; Third Party Consents. Assuming the receipt and effectiveness of the consents and approvals set forth in Article V and Section 2.2(h), no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind (each, a “Person”), and no lapse of a waiting period under any law, statute, treaty, rule or regulation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Seller of this Agreement or the Transaction.

Section 3.6 No Brokers. No broker or finder who has acted directly or indirectly for any Seller in connection with this Agreement or the Transaction will be entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Seller, except for any fees that have been or will be paid in full by Sellers.

Section 3.7 Transactions with Affiliates. Except with respect to the Purchase Agreement (as defined in the Zabeel Termination Agreement) and the other agreements entered into in connection therewith and referenced therein, and the dividend payable pursuant to Section 6.7 hereof, each Seller and their respective affiliates (other than the Companies and their subsidiaries) do not have any direct or indirect interest in (i) any contract, arrangement or understanding with the Companies or any of their subsidiaries or to which any of the properties or assets of the Companies or any of their subsidiaries are subject, involving amounts or property with a fair market value in excess of $10,000, or (ii) any property (real, personal or mixed), tangible or intangible, used by the Companies or any of their subsidiaries with a fair market value in excess of $10,000.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Sellers on the date of this Agreement and as of the Closing as follows:

Section 4.1 Organization; Power and Authorization. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite power and authority to enter into, deliver and carry out its obligations pursuant to this Agreement and to purchase the Equity Interests from U.S. Seller. Purchaser’s execution, delivery and performance of this Agreement has been duly authorized by Purchaser and no other corporate proceeding on the part of Purchaser is necessary to authorize this Agreement or the Transaction.

Section 4.2 Binding Effect. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the legal, valid and (assuming due authorization, execution and delivery by Sellers) binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

Section 4.3 Noncontravention. The execution, delivery, and performance by Purchaser of this Agreement, the consummation of the Transaction, and the fulfillment of and compliance with the terms hereof by Purchaser do not and shall not (with or without notice or lapse of time or both): (i) conflict with or result in a breach or violation of the terms, conditions or provisions of the organizational documents of Purchaser; (ii) result in the imposition of any material Lien upon the properties or assets of Purchaser; (iii) result in a breach or violation by Purchaser of any of the terms, conditions or provisions of any material law or order applicable to Purchaser or by which any of its assets or properties is bound or subject; or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to or registration with any third person or with any Governmental Authority.

Section 4.4 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any law, statute, treaty, rule or regulation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Purchaser of this Agreement or the Transaction.

Section 4.5 Non-Reliance. Purchaser acknowledges that, in entering into this Agreement and consummating the Transaction, it has not relied upon, and Sellers have not made, any representation or warranty to Purchaser, express or implied, with respect to the Acquired Securities (including the Equity Interests) or the Companies (including the Acquired Companies), other than the representations and warranties expressly made by Sellers in this Agreement.

Section 4.6 Financial Capability. Purchaser and MGLLC presently have and will have at the Closing all funds sufficient to consummate the Closing of the Transaction.

Section 4.7 No Brokers. No broker or finder who has acted directly or indirectly for Purchaser in connection with this Agreement or the Transaction will be entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser, except for any fees that have been or will be paid in full by Purchaser.

Section 4.8 Investment Representations.

(a) Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (the “Securities Act”).

(b) Purchaser is acquiring the Equity Interests solely for the purpose of investment and not with a view to distribution of the Equity Interests Purchaser acknowledges that the Equity Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Equity Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(c) Purchaser is able to bear the economic risk of holding the Equity Interests for an indefinite period (including total loss of investment), and has sufficient knowledge and experience in financial and business matters so as to be capable for evaluating the merits and risks of its investments.

ARTICLE V

CLOSING CONDITIONS

Section 5.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the Transaction will be subject to satisfaction at or before the Closing of each of the following conditions, which to the extent permitted by law may be waived in a written agreement of Purchaser and Sellers:

(a) No Injunctions or Restraints; Illegality. No order, judgment or injunction issued, promulgated or entered by any Governmental Authority or other legal or regulatory restraint or prohibition restraining or preventing the consummation of the Transaction will be in effect. No action taken by any Governmental Authority, and no statute, rule or regulation will have been enacted, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction illegal.

(b) Governmental Approvals. Purchaser and Sellers will have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Transaction.

Section 5.2 Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Transaction will be subject to the satisfaction, or written waiver by Purchaser, at or before the Closing of each of the following conditions (each such condition being solely for the benefit of Purchaser and capable of being waived by Purchaser in its sole discretion without notice, liability or obligation to any Person):

(a) Representations, Warranties and Covenants of Sellers. Each of the representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct in all material respects as of such specified date or time, and except where the representations and warranties are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects). Sellers shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or before the Closing. Purchaser shall have received a certificate to the foregoing effect from the authorized officers of Sellers.

(b) Receipt of Closing Deliveries. Purchaser shall have received each of the agreements, instruments and other documents required to have been delivered to it at or before the Closing, including pursuant to Section 2.2 (including the Zabeel Termination Agreement and the Waiver), and all such agreements, instruments and other documents will continue to be effective and will not have been revoked by the Persons executing same.

(c) Sasson Masi Purchase Agreement. The closing of the acquisition transactions in accordance with the Sasson Masi Purchase Agreement shall occur concurrently with the Closing hereunder.

Section 5.3 Additional Conditions to Obligations of Sellers. The obligations of Sellers to consummate the Transaction will be subject to the satisfaction, or written waiver by Sellers, at or before the Closing of each of the following conditions (each such condition being solely for the benefit of Sellers and capable of being waived by each Seller in its sole discretion without notice, liability or obligation to any Person):

(a) Representations, Warranties and Covenants of Purchaser. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all respects, as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct in all material respects as of such specified date or time, and except where the representations and warranties are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects). Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or before the Closing. Sellers shall have received a certificate to the foregoing effect from an authorized officer of Purchaser.

(b) Receipt of Closing Deliveries. Sellers shall have received each of the agreements, instruments and other documents required to have been delivered to them at or before the Closing, including pursuant to Section 2.3 (including the Zabeel Termination Agreement and the Sasson Masi Waiver), and all such agreements, instruments and other documents will continue to be effective and will not have been revoked by the Persons executing same.

ARTICLE VI

COVENANTS

Section 6.1 Commercially Reasonable Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the Transaction. Without limiting the foregoing, the Parties shall use their respective commercially reasonable efforts to make promptly any required submissions under applicable law that either Party reasonably determines is required to be made with respect to the Transaction and to respond as promptly as practicable to all inquiries received from any Governmental Authority with respect to such submissions for additional information or documentation.

Section 6.2 Expenses; Transfer Taxes. Except as expressly set forth in this Agreement, whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement or any related document or agreement and the Transaction and thereby shall be paid by the Party incurring such expense. All transfer, documentary, sales, use, registration and other such taxes (including all applicable real estate transfer or gains taxes) and related fees (including any penalties, interest and additions to tax) incurred in connection with this Agreement and the Transaction shall be shared equally between Purchaser, on the one hand, and Sellers, on the other hand, and the Parties shall cooperate in timely making all filings, returns, reports, and forms as may be required to comply with the provisions of such tax laws.

Section 6.3 Publicity. From and after the date of this Agreement, no press release or public announcement concerning this Agreement or the Transaction will be issued by any Party or any of its affiliates without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except for any such release or announcement that any Party reasonably determines is required by any law or securities exchange listing requirement applicable to such Party or any of its affiliates, in which case, the Party required to make the release or announcement will, to the extent practicable, allow the other Parties reasonable time to comment on the release or announcement in advance of such issuance.

Section 6.4 Purchaser’s Undertakings.

(a) Purchaser undertakes with Sellers:

(i) to notify U.S. Seller of a Trigger Event occurring during the Restricted Period within ten (10) business days of such Trigger Event occurring;

(ii) in the event a Trigger Event shall have occurred during the Restricted Period, to supply on demand such evidence as U.S. Seller reasonably requires to establish whether it is entitled to any Additional Consideration and the amount thereof;

(iii) during the Restricted Period, not to do or permit any act or event itself or procure that any of the Acquired Companies or any member of the Purchaser’s Group does not do or permit any act or event itself which is intended to avoid or reduce any Additional Consideration payable to Sellers;

(iv) during the Restricted Period, procure that any of the Acquired Companies does not enter into any transaction with respect to the sale of the outstanding equity interests or assets in the Acquired Companies other than for full value consideration to an independent third party acting in good faith;

(v) during the Restricted Period, not to enter into or procure that any of the Acquired Companies or any member of the Purchaser’s Group does not enter into any agreement or arrangement with the intention of concluding a Trigger Event on terms that provide for completion of such Trigger Event wholly or partly after the expiry of the Restricted Period; and

(vi) during the Restricted Period, not to enter into or procure that any of the Acquired Companies or any member of the Purchaser’s Group does not enter into any winding up when any of the Acquired Companies or any member of the Purchaser’s Group is solvent or to make any proposal for a voluntary arrangement in relation to any of the Acquired Companies or any member of the Purchaser’s Group.

Provided that nothing in this Section 6.4 shall prevent a director of any of the Acquired Companies or of any member of the Purchaser’s Group from taking any action necessary to fulfill his duties owed to the Acquired Companies or to the Purchaser’s Group.

(b) Until the end of the Restricted Period, Purchaser shall not and shall procure that the Acquired Companies do not without the prior written consent of U.S. Seller (such consent not to be unreasonably withheld or delayed):

(i) change the fiscal year of any of the Acquired Companies;

(ii) declare and pay any dividend or other distribution in excess of 100% of the pre-tax profit from the operations of the Acquired Companies and their respective subsidiaries (and excluding any profit from any asset sale, restructuring, recapitalization or other extraordinary transaction); or

(iii) purchase or redeem any equity securities of any of the Acquired Companies in excess of one percent (1%) of the membership interests in the Acquired Companies.

Section 6.5 Tax Reporting of Income of Acquired Companies. The Parties agree to cause the Companies to determine the amount of items of income, gain, loss or deductions allocable to the Acquired Securities for U.S. federal and state income tax purposes by closing the books of the Companies as of the Closing Date and allocating items to the period ending on the Closing Date to Sellers and allocating items to the period beginning after the Closing Date to Purchaser.

Section 6.6 Non-Solicitation of Employees. For a period of three (3) years from and after the Closing Date, Sellers shall not, and shall not permit any of their affiliates to, without the prior written approval of Purchaser, directly or indirectly hire or solicit any individual who is an employee of any Company or any of their subsidiaries to terminate his or her employment relationship with Purchaser, any of the Companies or any of their subsidiaries. The foregoing shall not be violated by (a) general advertising not specifically targeted at the prohibited group, (b) providing upon request of an employee or a former employee a reference to any entity with which Sellers are not affiliated so long as Sellers are not initially identifying the individual to said entity or (c) solicitations conducted by an entity that is acquired by or merged with an affiliate of any Seller so long as such solicitations were conducted prior to the date of such acquisition or merger.

Section 6.7 Dividends. To the extent the Acquired Companies have not already distributed to its members the net earnings of DDD and HHH for the third fiscal quarter of 2011, the Purchaser shall pay, or cause to be paid, on the same basis as distributions are paid to the Sasson Masi Sellers, on or prior to the later of (i) November 20, 2011 and (ii) two (2) Business Days after the Acquired Companies and their subsidiaries receive funds from MGM Resorts International and Aria Resort & Casino, to the Sellers an amount equal to one hundred (100%) percent of their pro rata portion of such net earnings. The Sellers shall not be entitled to receive any distributions with respect to the fiscal quarter beginning on October 1, 2011, and Purchaser shall be entitled to receive the amounts that Sellers would have received with respect to such period if the Closing were not to occur.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Release.

(a) Seller Release. For and in consideration of the amount to be paid to U.S. Seller under this Agreement, and the additional covenants and promises set forth herein, effective as of from and after the Closing, each Seller, on behalf of itself and on behalf of each of its respective past, present and future affiliates and subsidiaries, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Zabeel Parties”), hereby absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges each of the Companies and their respective past, present and future affiliates and subsidiaries (including MGLLC and Purchaser), and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Company Parties”), with respect to and from any and all claims, demands, actions, suites, causes of action, obligations, debts costs, expenses, interests, damages, judgments, orders and liabilities of any kind or nature whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for attorneys’ fees, or costs or disbursements of any kind), whether known or unknown (collectively, “Causes of Action”), which any of the Zabeel Parties had, has, or may have had at any time in the past until and including the Closing against the Company Parties, excluding Causes of Action related to this the Agreement and the Transactions, including the dividend payable pursuant to Section 6.7 hereof.

(b) Company Release. For and in consideration of the Sellers entering into this Agreement and consummating the Transactions, and the additional covenants and promises set forth herein, effective as of from and after the Closing, Purchaser, on behalf of itself and on behalf of each Company Party, hereby absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges each of the Zabeel Parties, with respect to and from any and all Causes of Action which any of the Company Parties had, has, or may have had at any time in the past until and including the Closing against the Zabeel Parties, excluding Causes of Action related to this the Agreement and the Transactions.

Section 7.2 Survival. The representations and warranties of the Parties contained herein shall survive the Closing hereunder indefinitely.

Section 7.3 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York (as permitted by Section 5-401 of the New York General Obligations law or any similar successor provision), without regard to the conflicts of law principles that would require the application of any other law.

Section 7.4 Jurisdiction; Service of Process. Any action, suit, claim or proceeding arising out of or relating to this Agreement or the Transaction may be brought in the federal and state courts located in the Southern District of the State of New York, and each of the Parties irrevocably submits to the jurisdiction of such courts in any such action, suit, claim or proceeding, waives any objection such Party may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of any such action, suit, claim or proceeding shall be heard and determined only in any such court and agrees not to bring any action, suit, claim or proceeding arising out of or relating to this Agreement or any Transaction in any other court. The Parties agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any action, suit, claim or proceeding referred to in the first sentence of this Section 7.4 may be served on any Party anywhere in the world.

Section 7.5 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.6 Attorneys’ Fees. If any action, suit, claim or proceeding for the enforcement of this Agreement is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, suit, claim or proceeding, in addition to any other relief to which it may be entitled.

Section 7.7 Waiver; Remedies Cumulative. The rights and remedies of the Parties under this Agreement are cumulative and not alternative. A waiver of any provision of this Agreement may only be made in writing by the Party against whom such waiver is to be effective. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no wavier that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

Section 7.8 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a Party when (a) delivered by hand or one (1) day after mailing if sent by a nationally recognized overnight courier service (costs prepaid), or (b) sent by facsimile with confirmation of transmission by the transmitting equipment, in each case to the following:

If to Purchaser or to MGLLC, to:

TLG Acquisition LLC

c/o Morgans Hotel Group

475 Tenth Avenue

11th Floor

New York, NY 10018, USA

Attention: David Smail

Fax No.: (212) 277-4172

Email (which shall not constitute notice): david.smail@morganshotelgroup.com with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004, USA

Attention: Bruce W. Gilchrist, Esq.

Fax No.: (202) 637-5910

Email (which shall not constitute notice): bruce.gilchrist@hoganlovells.com

If to Sellers, to:

Zabeel Investments Inc.

Dubai International Financial Center

Building 4, 7th Floor

P.O. Box 2228

Dubai, United Arab Emirates

Attention: Giovanni Carpenzano

Fax: 971-4363-7293

Email (which shall not constitute notice): Giovanni@zabeelinvestments.com with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022, USA

Attention: Manuel Orillac, Esq.

                   Michael S. Dorf, Esq.

Fax: (212) 848-7179

Email (which shall not constitute notice): morillac@shearman.com

                                                                     mdorf@shearman.com

Any Party may change its contact information for notices and other communications hereunder by notice to the other Parties hereto in accordance with this Section 7.8.

Section 7.9 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party (except for the assignment to its affiliates with respect to any rights under this Agreement, but not any obligations hereunder) without the prior written consent of the other Parties hereto.

Section 7.10 Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transaction, will cause irreparable injury to the other Parties for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 7.11 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and such successors and assigns, any legal or equitable rights, remedy or claim hereunder.

Section 7.12 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the Parties hereto.

Section 7.13 Entire Agreement. This Agreement (including Exhibits and Attachments hereto) contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and, except as explicitly set forth herein, supersedes all prior and contemporaneous oral and written agreements and understandings relating to such subject matter.

Section 7.14 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 7.15 Mutual Drafting. The Parties hereto are sophisticated and have been represented by counsel who have carefully negotiated the provisions hereof. As a consequence, the Parties do not intend that the presumptions of any laws or other rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

Section 7.16 Construction of Agreement. Unless the context clearly requires otherwise, the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Article, Section or Schedule shall refer, respectively, to Articles, Sections or Schedules of this Agreement, unless the express context otherwise requires. Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” unless clearly indicated otherwise.

Section 7.17 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Securities Purchase Agreement or have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PURCHASER TLG ACQUISITION LLC By Morgans Group LLC, its managing member By Morgans Hotel Group Co., its managing member

By:	/s/ Michael Gross
Name: Michael Gross
Title: Chief Executive Officer

MORGANS GROUP LLC By Morgans Hotel Group Co., its managing member

By:	/s/ Michael Gross
Name: Michael Gross
Title: Chief Executive Officer

[Zabeel Securities Purchase Agreement Signature Page]

U.S. SELLER ZABEEL INVESTMENTS INC.

By:	/s/ Francisco Pineda
Name: Francisco Pineda
Title: President

NON-U.S. SELLER ZABEEL INVESTMENTS (L.L.C.)

By:	/s/ Hezal Azmarri
Name: Hezal Azmarri
Title: Chairman of the Board

By:	/s/ Hani Al-Hamli
Name: Hani Al-Hamli
Title: Board Director

[Zabeel Securities Purchase Agreement Signature Page]

SCHEDULE A

ADDITIONAL CONSIDERATION

1.	Calculation of additional consideration

1.1	Subject to the remaining provisions of this paragraph, the Additional Consideration shall be calculated in accordance with the following formula:

AC =	(A - (B + C)) x D %

AC: the Additional Consideration.

A: the gross consideration due to the relevant member of the Purchaser’s Group from a Trigger Event (before deducting any fees, commission or other expenses but deducting any debts of any member of the Purchaser’s Group assumed by Purchaser in connection with such Trigger Event and including any deferred consideration) together with such sums as the Parties shall agree as representing the cash value of any benefit or consideration received or receivable otherwise than in cash, to the extent such consideration is attributable to the sale of the Equity Interests;

B: the consideration for the Sale or Disposal of the Equity Interests (or if not all Equity Interests are subject to a Trigger Event the proportion of the consideration that is equal to the proportion of the Equity Interests subject to the Trigger Event);

C: the reasonable costs and expenses incurred by Purchaser or the Acquired Companies wholly and exclusively in respect of such Trigger Event; and

D: percentage of Additional Consideration that should be paid to Seller being:

50% in the first 6 months;

25% in the next 6 months; and

0% thereafter

provided, that AC shall not be less than zero.

1.2	The Additional Consideration shall be paid in accordance with Section 1.2 of this Agreement.

1.3	If more than one Trigger Event occurs during the Restricted Period, then:

(a)

references to a “Trigger Event” or “such Trigger Event” in the definitions of A and C set out in Paragraph 1.1 of this Schedule A shall be construed as meaning “all such Trigger Events during the Restricted Period”; and

A-1

(b)

for the avoidance of doubt, any subsequent payment due to Purchaser in respect of Additional Consideration shall not include any sum already paid to Purchaser in accordance with Section 1.2 of this Agreement.

1.4

If Purchaser or any member of the Purchaser Group enters into an agreement during the Restricted Period to conclude a Trigger Event after the expiry of the Restricted Period, the Restricted Period is deemed extended until such Trigger Event has occurred.

A-2

EXHIBIT A

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this “Agreement”), dated as of November __, 2011(the “Effective Date”), is entered into by and among Zabeel Investments Inc., a Delaware corporation (“Zabeel Investments”), Zabeel Investments (L.L.C.), a Dubai limited liability company (“Zabeel LLC” and, collectively with Zabeel Investments, the “Zabeel Parties”), Sasson Masi F&B Holdings, LLC, a Delaware limited liability company (“Sasson Masi F&B”), Sasson Masi Hospitality Holdings, LLC, a Delaware limited liability company (“Sasson Masi Hospitality”), Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company (“Sasson Masi Nightlife”) and the other parties listed under the signature pages hereto under the heading “Sasson/Masi Parties” (collectively with Sasson Masi F&B, Sasson Masi Hospitality and Sasson Masi Nightlife, the “Sasson/Masi Parties”).

A. On February 20, 2008, Zabeel LLC, Zabeel Investments, TEJ Management, LLC, Galts Gulch Holding Company LLC, Andrew Sasson and Andy Masi entered into a Purchase Agreement (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement and the transactions contemplated thereby, Zabeel Investments acquired 50% of the equity interests in DDD Holdings, LLC, a Delaware limited liability company (“DDD”), HHH Holdings, LLC, a Delaware limited liability company (“HHH”), and The Harmon Hotel, LLC, a Nevada limited liability company (“Harmon”), and Zabeel LLC acquired 50% of the equity interests in Hotel IP, Ltd., a Cayman Islands exempted company (“Hotel IP”), and Hospitality IP, Ltd., a Cayman Islands exempted company (“Hospitality IP).

C. The Zabeel Parties, TLG Acquisition LLC (“Purchaser”), and Morgans Group LLC (“Morgans”) are parties to a Securities Purchase Agreement dated as of November     , 2011, pursuant to which, among other things, on this date the Zabeel Parties are selling to Purchaser (or its designee) the 50% interests that the Zabeel Parties own, directly or indirectly, in each of DDD and HHH and other related assets (such acquisition, the “Zabeel Transaction”), and the Sasson Masi Parties, Purchaser, and Morgans are parties to a Master Purchase Agreement dated as of November     , 2011, pursuant to which, among other things, on this date the Sasson Masi Parties are selling to Purchaser (or its designee) the remaining 50% interest in each of DDD and HHH and other related assets (such acquisition, the “Sasson Masi Transaction”). The closing of each of the Zabeel Transaction and the Sasson Masi Transaction are conditioned on the contemporaneous closing of both acquisitions.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Purchase Agreement. Effective upon the Effective Date, the Purchase Agreement is hereby terminated in its entirety and shall be of no further force or effect, and no party thereto shall have any rights or remedies or liabilities or obligations of any kind thereunder.

2. Termination of Buy-Sell Agreement. Effective upon the Effective Date, the Buy-Sell Agreement, dated as of March 14, 2008 (the “Buy-Sell Agreement”), by and among Zabeel Investments, Zabeel LLC, Sasson Masi F&B, Sasson Masi Nightlife, Sasson Masi Hospitality, TEJ Management, LLC, Galts Gulch Holding Company LLC, Veranda Holdings, LLC, Andrew Sasson and Andy Masi is hereby terminated in its entirety and shall be of no further force or effect, and no party thereto shall have any rights or remedies or liabilities or obligations of any kind thereunder.

3.	Management Committees and Board of Directors.

(a) Effective upon the Effective Date, (i) Zabeel Investments hereby irrevocably relinquishes its rights under Section 9.2 of the limited company agreements of DDD, HHH and Harmon, respectively, to appoint three members to represent Zabeel Investments on the Management Committees of DDD, HHH and Harmon, respectively, and (ii) the parties agree that, effective as of the Effective Date, all members of the Management Committees of DDD, HHH and Harmon that were appointed by Zabeel Investments are hereby deemed to have irrevocably resigned.

(b) Effective upon the Effective Date, (i) Zabeel LLC hereby irrevocably relinquishes its rights under Section 9.2 of the shareholder agreements of Hotel IP and Hospitality IP, respectively, to appoint three members to represent Zabeel LLC on the Board of Directors of Hotel IP and Hospitality IP, respectively, and (ii) the parties agree that, effective as of the Effective Date, all members of the Board of Directors of Hotel IP and Hospitality IP that were appointed by Zabeel LLC are hereby deemed to have irrevocably resigned.

4.	Mutual Release.

(a) Effective upon the Effective Date, each of the Zabeel Parties, on its own behalf and on behalf of each of their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Zabeel Releasors”), hereby absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges each of the Sasson/Masi Parties and their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Zabeel Releasees”), from any and all claims, demands, causes of actions and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for attorneys’ fees, or costs or disbursements of any kind) which any of the Zabeel Releasors ever had, now has, or may have had at any time in the past until and including the Effective Date against the Zabeel Releasees.

(b) Effective upon the Effective Date, each of the Sasson/Masi Parties, on its own behalf and on behalf of each of their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners,

2

limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Sasson/Masi Releasors”), hereby absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges each of the Zabeel Parties and their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their heirs, executors, agents, representatives, successors and assigns (collectively, the “Sasson/Masi Releasees”), from any and all claims, demands, causes of actions and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for attorneys’ fees, or costs or disbursements of any kind) which any of the Sasson/Masi Releasors ever had, now has, or may have had at any time in the past until and including the Effective Date against the Sasson/Masi Releasees.

5. Certain Future Events. In the event the Zabeel Transaction is invalidated, reversed or unwound in any respect, this Agreement shall be of no further force and effect and the Purchase Agreement and the Buy-Sell Agreement shall be revived and in full force and effect from and after any such invalidation, reversal or unwinding, and the parties to the Zabeel Transaction and the Sasson Masi Transaction shall therafter be restored to the same position they would have been in with respect to each other the day before the Securities Purchase Agreement and Master Purchase Agreement referred to in Recital C were entered into without regard to this Agreement or the waivers entered into in connection with the Zabeel Transaction and the Sasson Masi Transaction, and none of the parties hereto shall have any claims against any of the other parties hereto relating to the Zabeel Transaction or the Sasson Masi Transaction or the invalidation, reversal or unwinding thereof or any liability associated therewith, except that Morgans and Purchaser shall continue to be liable for reimbursement of $350,000 of Seller Expenses (as defined in the Master Purchase Agreement referred to in Recital C).

6. Governing Law; Jurisdiction. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York, regardless of the choice or conflict of laws provisions of New York or any other jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the New YorkState courts and the Federal courts sitting in the State of New York, Borough of Manhattan and agrees that all matters involving this Agreement shall be heard and determined in such courts. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such action or proceeding.

7. Multiple Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8. Severability. If any provision of this Agreement or the application of such provision to any person or entity or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those to which it is held invalid shall not be affected thereby.

3

9. Modification or Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax, or (e) delivered by email to as follows:

If to any Zabeel Party:

Zabeel Investments

Dubai International Financial Center

Building 4, 7th Floor

P.O. Box 2228

Dubai, United Arab Emirates

Attention: Giovanni Carpenzano

Facsimile: 971-4363-7293 Email:

Giovanni@zabeelinvestments.com

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022, USA

Attention: Manuel Orillac, Esq.

       Michael S. Dorf, Esq.

Fax: (212) 848-7179

Email: morillac@shearman.com

  mdorf@shearman.com

and

If to any Sasson/Masi Party, to it at:

6276 S. Rainbow Road

Las Vegas, Nevada 89118

Attention: Andrew Sasson, Andy Masi and Michael Rea

Facsimile: (702) 588-5614

Email: 25@lightlv.com

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, New York 10036-8299

Attention: Jeffrey A. Horwitz, Esq.

Facsimile: (212) 969-2900

Email: jhorwitz@proskauer.com

4

or to such other address as to whom a communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the business day on which such fax was received, and (z) by email, on the business day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Agreement.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and their affiliates with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties or their affiliates with respect to the subject matter hereof. In the event of any conflict between this Agreement and such other written or oral agreements, the terms and provisions of this Agreement shall govern and control.

12. Headings. All headings herein are inserted only for convenience and ease of reference and shall not be considered in the construction or interpretation of any provision of this Agreement.

13. Construction. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement. Each party hereby acknowledges that it has been represented in negotiations for and in the preparation of this Agreement by counsel of its own choosing, that it has read this Agreement and has had this Agreement fully explained to it by such counsel, and that it is fully aware of the contents of this Agreement and of its legal effect.

14. Expenses. Each of the Zabeel Parties, on the one hand, and the Sasson/Masi Parties, on the other, shall bear their own costs and expenses in connection with the negotiation, execution and delivery of this Agreement.

15. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties have caused this Termination and Release Agreement to be duly executed as of the date first written above.

ZABEEL PARTIES:

ZABEEL INVESTMENTS INC.

By:
Name:
Title:

ZABEEL INVESTMENTS (L.L.C.)

By:
Name:
Title:

By:
Name:
Title:

[Signature page 1 to Zabeel Termination Agreement]

SASSON/MASI PARTIES:

SASSON MASI HOSPITALITY HOLDINGS, LLC

By:
Name:
Title:

SASSON MASI F&B HOLDINGS, LLC

By:
Name:
Title:

SASSON MASI NIGHTLIFE HOLDINGS, LLC

By:
Name:
Title:

TEJ MANAGEMENT, LLC

By:
Name:
Title:

GALTS GULCH HOLDING COMPANY, LLC

By:
Name:
Title:

[Signature page 4 to Zabeel Termination Agreement]

VERANDA HOLDINGS, LLC

By:
Name:
Title:

Andrew Sasson

Andy Masi

[Signature page 3 to Zabeel Termination Agreement]

The undersigned, as parties to the Zabeel Transaction and the Sasson Masi Transaction, hereby execute this Agreement solely with respect to the obligations set forth in Section 5 hereof.

TLG ACQUISITION LLC

By Morgans Group LLC, its managing member

By Morgans Hotel Group Co., its managing member

By:
Name:
Title:

MORGANS GROUP LLC

By Morgans Hotel Group Co., its managing member

By:
Name:
Title:

[Signature page 4 to Zabeel Termination Agreement]

Exhibit B

November     , 2011

Morgans Group LLC

475 Tenth Avenue

New York, New York 10018

Re: Membership Interest Purchase Agreement—Waiver of Rights of Purchase and Sale

Ladies and Gentlemen:

The undersigned and you are engaged in negotiations regarding an acquisition, among other things, by one of your subsidiaries of the 50% interests that the undersigned owns, directly or indirectly, in each of DDD Holdings, LLC, HHH Holdings, LLC, The Harmon Hotel, LLC, Hospitality IP, Ltd., and Hotel IP, Ltd. (collectively, “Purchased Entities”) and other related assets (such acquisition, the “Transaction). You have informed us that you also are negotiating the acquisition of the remaining 50% interest in each of the Purchased Entities and other related assets (such acquisition, the “Other Transaction”) from Sasson Masi Nightlife Holdings, LLC, Sasson Masi F&B Holdings, LLC, and certain of their affiliates (collectively, the “TLG Parties”) and that the closing of each of the Transaction and the Other Transaction will be conditioned on the contemporaneous closing of both acquisitions.

Certain agreements to which the undersigned and the TLG Parties are parties contain restrictions on transfers of interest in the Purchased Entities and other related assets, including rights of first refusal, tag along rights, and consent rights in certain circumstances, and put and call rights that are triggered in certain circumstances and rights to receive notice of a proposed transfer and the terms on which a party to such agreement proposes to transfer its interests in the Purchased Entities and other related assets to another person or copies of the transaction documentation (such rights, obligations, and restrictions, collectively, the “Transfer Restrictions”).

In order to facilitate your ability to consummate the Transaction and the Other Transaction, which will benefit the undersigned, you have asked us to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of the TLG Parties, and you have asked the TLG Parties to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of the undersigned.

In consideration of the foregoing, and intending to enter into a binding agreement upon which you and the TLG Parties are entitled to rely, we hereby waive any requirement that the TLG Parties comply with the Transfer Restrictions in connection with the Other Transaction, on the conditions that our waiver is not effective for any purpose unless and until (i) the TLG Parties grant a waiver of any requirement that the undersigned comply with the Transfer Restrictions in connection with the Transaction on the same terms and conditions as are set forth in this letter, (ii) the Transaction closes at the same time as after the closing of the Other Transaction, and (iii) the closing of the Transaction and the Other Transaction both occur no later than December 15, 2011.

The undersigned are entering into this waiver in reliance on the accuracy in all material respects of the certificate to be delivered at closing by Morgans Group LLC and TLG Acquisition LLC in accordance with Section 2.3(f) of the Securities Purchase Agreement relating to the Transaction and the undersigned would not have entered into this waiver if such certificate were inaccurate in any material respect.

We agree that the TLG Parties shall be intended third party beneficiaries of the agreements set forth in this letter, so long as we are intended third party beneficiaries of a substantially identical letter executed by the TLG Parties, a copy of which shall be attached as an exhibit to the purchase agreement to be entered into between you and the undersigned in connection with the Transaction.

We acknowledge that no binding agreement to consummate the Transaction shall arise between you and the undersigned unless and until you and the undersigned execute and deliver definitive agreements with respect to the Transaction.

This letter agreement may be amended, altered or modified only by a written instrument duly executed by the parties hereto. This letter may be executed in counterparts which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

[Signatures on following page]

2

Sincerely,

ZABEEL INVESTMENTS INC.

By:
Name:
Title:

ZABEEL INVESTMENTS (L.L.C.)

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and accepted:

MORGANS GROUP LLC

By:	Morgans Hotel Group Co.,
its Managing Member

By:
Name:
Title:

[Zabeel Waiver of Rights of Purchase and Sale]

EXHIBIT C

November     , 2011

Morgans Group LLC

475 Tenth Avenue

New York, New York 10018

Re: Master Purchase Agreement—Waiver of Rights of Purchase and Sale

Ladies and Gentlemen:

The undersigned and you are engaged in negotiations regarding an acquisition, among other things, by one of your subsidiaries of the 50% interests that the undersigned own, directly or indirectly, in each of DDD Holdings, LLC and HHH Holdings, LLC (collectively, “Purchased Entities”) and other related assets (such acquisition, the “Transaction). You have informed us that you also are negotiating the acquisition of the remaining 50% interest in each of the Purchased Entities and other related assets (such acquisition, the “Other Transaction”) from Zabeel Investments Inc. (“Zabeel”) and that the closing of each of the Transaction and the Other Transaction will be conditioned on the contemporaneous closing of both acquisitions.

Certain agreements to which the undersigned and Zabeel are parties contain restrictions on transfers of interest in the Purchased Entities and other related assets, including rights of first refusal, tag along rights, and consent rights in certain circumstances, and put and call rights that are triggered in certain circumstances and rights to receive notice of a proposed transfer and the terms on which a party to such agreement proposes to transfer its interests in the Purchased Entities and other related assets to another person or copies of the transaction documentation (such rights, obligations, and restrictions, collectively, the “Transfer Restrictions”).

In order to facilitate your ability to consummate the Transaction and the Other Transaction, which will benefit the undersigned, you have asked us to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of Zabeel, and you have asked Zabeel to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of the undersigned.

In consideration of the foregoing, and intending to enter into a binding agreement upon which you and Zabeel are entitled to rely, we hereby waive any requirement that Zabeel comply with the Transfer Restrictions in connection with the Other Transaction, on the conditions that (i) our waiver is not effective for any purpose unless and until Zabeel grants a waiver of any requirement that the undersigned comply with the Transfer Restrictions in connection with the Transaction on the same terms and conditions as are set forth in this letter, (ii) the Transaction closes at the same time or after the closing of the Other Transaction, and (iii) the closing of the Transaction and the Other Transaction both occur no later than December 15, 2011.

We agree that Zabeel shall be an intended third party beneficiary of the agreements set forth in this letter, so long as we are intended third party beneficiaries of a substantially identical letter executed by Zabeel.

We acknowledge that no binding agreement to consummate the Transaction shall arise between you and the undersigned unless and until you and the undersigned execute and deliver definitive agreements with respect to the Transaction.

This letter agreement may be amended, altered or modified only by a written instrument duly executed by the parties hereto. This letter may be executed in counterparts which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

[Signatures on following page]

2

Sincerely,

SASSON MASI F&B HOLDINGS, LLC (a Delaware limited liability company)			SASSON MASI NIGHTLIFE HOLDINGS, LLC (a Delaware limited liability company)

By:			By:
	Name:			Name:
	Title:			Title:

		ANDREW SASSON			ANDY MASI

Acknowledged and accepted:

MORGANS GROUP LLC

By:	Morgans Hotel Group Co.,
its Managing Member

By:
Name:
Title:

[Signature page to Seller Waiver of Rights of Purchase and Sale]